EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-141721) of WaterPure International, Inc. of our report dated September 26, 2007 relating to the financial statements and financial statement schedule, which appears in this Form 10-KSB.

Carlin, Charron & Rosen, LLP
Glastonbury, Connecticut
September 26, 2007